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                                                                   EXHIBIT 23(B)





                         CONSENT OF COOPERS & LYBRAND, L.L.P.
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                        CONSENT OF INDEPENDENT AUDITORS



  We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 18, 1994, on our audit of the consolidated financial statements of First Bancorporation of Ohio and subsidiaries which report is included in the Annual Report on Form 10-K.
  We also consent to the reference to our firm under the captions "Accounting Treatment of Merger" and "Experts."



                                                  /s/ Coopers & Lybrand, L.L.P.
Akron, Ohio
October 26, 1994                                      Coopers & Lybrand, L.L.P.